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                                                                     EXHIBIT 5.1



                         [COOLEY GODWARD LLP LETTERHEAD]



February 16, 2000


Questcor Pharmaceuticals, Inc.
26118 Research Road
Hayward, California  94545


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by QUESTCOR PHARMACEUTICALS, INC., a California corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of up to 5,133,712 shares of the Company's Common Stock, without par value (the "Shares"), for issuance pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") and 1993 Non-Employee Directors' Equity Incentive Plan (the "1993 Plan").

In connection with this opinion, we have examined and relied upon the Registration Statement, the 1992 Plan, the 1993 Plan, the Company's Amended and Restated Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the 1992 Plan or the 1993 Plan, as applicable, and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



/s/ M. Wainwright Fishburn, Jr.
---------------------------------
    M. Wainwright Fishburn, Jr.